PRICING SUPPLEMENT (To prospectus dated May 30, 2006 and MTN prospectus supplement dated May 30, 2006)	Filed Pursuant to Rule 424(b)(2) File No. 333-134553

$5,915,000

LEHMAN BROTHERS HOLDINGS INC.

Limited Principal Protection

Buffered Return Enhanced Note Due September 13, 2008

Linked to an International Basket

General:

•	Senior unsecured debt securities of Lehman Brothers Holdings Inc. and part of a series entitled “Medium-Term Notes, Series I”.

•

Linked to a basket of five stock indices: the Korea Stock Price Index 200®, the MSCI TaiwanSM Index, the Amex Hong Kong 30SM Index, the FTSE/Xinhua China 25 IndexTM and the MSCI Singapore FreeSM Index. These indices will initially represent 31.3%, 24.7%, 18.9%, 14.5% and 10.6%, respectively, of the basket

•	Denominations: $1,000 and whole multiples of $1,000.

•	Minimum initial investment: $10,000.

•	Stated maturity date: September 13, 2008, subject to postponement if the valuation dated is postponed.

•	Valuation date: September 8, 2008, subject to postponement if such day is not a measurement day or if a market disruption event occurs.

•	Threshold level: 900, which is 90% of the initial basket level.

•	The notes will not be listed on any exchange.

Payments:

•	No interest or other payments prior to maturity.

•	On the stated maturity date, Lehman Brothers Holdings Inc. will pay to you, per $1,000 note, an amount equal to:

—	If the final basket level is greater than or equal to the initial basket level, the lesser of:

(a)	$1,207.00; and

(b)	$1,000 + ($2,000 x the final basket return).

—	If the final basket level is less than the initial basket level and equal to or greater than the threshold level, $1,000.

—	If the final basket level is less than the threshold level:

$1,000 x	final basket level
threshold level

The final basket return will equal:

final basket level – initial basket level
initial basket level

The initial basket level is 1000. The final basket level will be the closing basket level on the valuation date, which will be the fifth business day before the stated maturity date. The closing basket level on any particular day will generally be based on the closing levels of the component indices on such day. It will generally equal the sum of the closing level of the Korea Stock Pricing Index 200 on such date multiplied by 1.4025183, the closing level of the MSCI Taiwan Index on such date multiplied by 0.7423436, the closing level of the AMEX Hong Kong 30 Index on such date multiplied by 0.1849532, the closing level of the FTSE/Xinhua China 25 Index on such date multiplied by 0.0083922 and the closing level of the MSCI Singapore Free Index on such date multiplied by 0.2424409.

Investing in the notes involves risks. Risk Factors begin on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the accompanying MTN prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	100.0%	$5,915,000.00
Underwriting discount	0.50%	$29,575.00
Proceeds to Lehman Brothers Holdings Inc.	99.50%	$5,885,425.00

Lehman Brothers Holdings Inc. has granted the underwriter an option to purchase, within 12 days of the original issuance, up to an additional $850,000 aggregate principal amount of notes on the same terms and conditions as set forth above solely to cover over-allotments, if any.

The notes are expected to be ready for delivery in book-entry form only through The Depository Trust Company on or about June 13, 2007.

Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc., may make a market in Lehman Brothers Holdings Inc.’s securities. It may act as principal or agent in, and this pricing supplement, the accompanying MTN prospectus supplement and the accompanying prospectus may be used in connection with, those transactions. Any such sales will be made at varying prices related to prevailing market prices at the time of sale.

LEHMAN BROTHERS

June 7, 2007

You should rely only on the information contained or incorporated by reference in this pricing supplement, the accompanying MTN prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information. You should not assume that the information contained in this pricing supplement, the accompanying MTN prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of the document. Securities are not being offered in any jurisdiction where the offer is not permitted.

SUMMARY INFORMATION — Q&A

This summary highlights selected information from this pricing supplement and the accompanying MTN prospectus supplement and the accompanying prospectus to help you understand the notes. You should carefully read this pricing supplement and the accompanying MTN prospectus supplement and the accompanying prospectus to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You may access the accompanying documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

MTN prospectus supplement dated May 30, 2006:

http://www.sec.gov/Archives/edgar/data /8060

85/000104746906007785/a2170815z424b2.htm

Base prospectus dated May 30, 2006:

http://www.sec.gov/Archives/edgar/data/8060

85/000104746906007771/a2165526zs-3asr.htm

You should pay special attention to the “Risk Factors” section beginning on page PS-7 of this pricing supplement to determine whether an investment in the notes is appropriate for you.

What are the notes?

The notes are a series of senior debt of Lehman Brothers Holdings Inc. (“Lehman Brothers Holdings”) whose value is linked to the performance of a basket of five stock indices. The component indices are the Korea Stock Price Index 200, the MSCI Taiwan Index, the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index and the MSCI Singapore Free Index. See “The Basket”, “The Korea Stock Price Index 200,” “The MSCI Taiwan Index,” “The AMEX Hong Kong 30 Index,” “The FTSE/Xinhua China 25 Index” and “The MSCI Singapore Free Index.” The notes will rank equally with all other unsecured debt of Lehman Brothers Holdings, except subordinated debt, and will mature on September 13, 2008, subject to postponement if the valuation date is postponed.

Who publishes the component indices and what do they measure?

Korea Stock Price Index 200. The Korea Stock Price Index 200 is a capitalization-weighted index of 200 Korean blue-chip stocks that currently make up approximately 93% of the total market value of the Korea Exchange published by the Korea Exchange.

MSCI Taiwan Index. The MSCI Taiwan Index is a stock index published by Morgan Stanley Capital International Inc. (“MSCI”) that measures the free float adjusted market capitalization of selected securities listed on the Taiwan Stock Exchange. The MSCI Taiwan Index is currently based on 100 stocks representing each industry group in Taiwan. The MSCI Taiwan Index is a market capitalization weighted index, which means an underlying stock’s weight in the index is based on the total market capitalization of the issuer of the underlying stock.

AMEX Hong Kong 30 Index. The AMEX Hong Kong 30 Index is a stock index published by the American Stock Exchange LLC (the “American Stock Exchange”) that measures the market value performance of 30 actively traded stocks listed on The Stock Exchange of Hong Kong Ltd. The AMEX Hong Kong 30 Index is currently designed to represent a substantial segment of the Hong Kong stock market. The AMEX Hong Kong 30 Index is a market capitalization weighted stock index, which means an underlying stock’s weight in the AMEX Hong Kong 30 Index is based on the total market capitalization of the issuer of the underlying stock.

FTSE/Xinhua China 25 Index. The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars and currently based on the 25 largest and most liquid Chinese stocks (“H” shares and “Red Chip” shares) listed and trading on The Stock Exchange of Hong Kong Ltd. The FTSE/Xinhua China 25 Index is a capitalization weighted index.

MSCI Singapore Free Index. The MSCI Singapore Free Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Singapore published by MSCI. The MSCI Singapore Free Index is a market capitalization weighted index, which means an underlying stock’s weight in the MSCI Singapore Free Index is based on the total market capitalization of the issuer of the underlying stock.

Please note that an investment in the notes does not entitle you to any ownership or other interest in the securities underlying the component indices.

What payments will I receive on the notes before maturity?

None. No interest or other payments will be made on the notes before maturity.

What will I receive if I hold the notes until the stated maturity date?

On the stated maturity date, Lehman Brothers Holdings will pay to you, per $1,000 note, an amount equal to:

•	If the final basket level is greater than or equal to the initial basket level, the lesser of:

(a)	$1,207; and

(b)	$1,000 + ($2,000 x the final basket return).

•	If the final basket level is less than the initial basket level and equal to or greater than the threshold level, $1,000.

•	If the final basket level is less than the threshold level:

$1,000 x	final basket level
threshold level

The final basket return will equal:

final basket level – initial basket level
initial basket level

The threshold level is 900, which is 90% of the initial basket level (subject to appropriate adjustment by the calculation agent to reflect adjustments in one or more of the component indices, if applicable).

The initial basket level is 1000. The final basket level will be the closing basket level on the valuation date, which, except as described below, will be the fifth business day before the stated maturity date. The closing basket level on any particular day will generally be based on the closing levels of the component indices on such day. It will generally equal the sum of the closing level of the Korea Stock Pricing Index 200 on such date multiplied by 1.4025183, the closing level of the MSCI Taiwan Index on such date multiplied by 0.7423436, the closing level of the AMEX Hong Kong 30 Index on such date multiplied by 0.1849532, the closing level of the FTSE/Xinhua China 25 Index on such date multiplied by 0.0083922 and the closing level of the MSCI Singapore Free Index on such date multiplied by 0.2424409. The multipliers have been fixed on the date of this pricing supplement so that the component indices constitute the initial percentages of the basket set forth below under “The Basket.” The multipliers are subject to adjustment under certain circumstances.

If the fifth business day before the stated maturity date is not a measurement day with respect to a component index or if the calculation agent determines that one or more market disruption events have occurred with respect to a component index on that day, the calculation agent will, subject to certain limitations, calculate the final basket level using the closing level of any such affected component index on the next measurement day for which there is no market disruption event for that component index. With respect to each component index for which the fifth business day before the stated maturity date is a measurement day and for which a market disruption event has not occurred, the calculation agent will determine the closing level of such component index for use in calculating the final basket level by reference to the closing index level of such component index on that measurement day. Postponement of the date that would otherwise be the valuation date will cause the stated maturity date to be postponed until five business days after the date that the final basket level is determined. See “Description of the Notes – Payment on the stated maturity date.”

On the stated maturity date you will only receive $1,000 or more than $1,000 per $1,000 note if the final basket level on the valuation date is equal to or greater than the threshold level. If the final basket level on the valuation date is less than the threshold level, you will receive less than $1,000 per $1,000 note on the stated maturity date. The maximum amount you will receive on the stated maturity date per $1,000 note will be $1,207.

Amount payable on the stated maturity date—examples

Here are four examples of hypothetical calculations of the amount payable per $1,000 note on the stated maturity date.

Example 1. Assuming that the final basket level on the valuation date is 1300, resulting in a final basket return of 30%:

Because the final basket level is greater than the initial basket level, the appropriate formula for calculating the amount payable on the stated maturity date per $1,000 note is:

$1,000 + ($2,000 x 30%) = $1,600

As a result, on the stated maturity date, you would receive $1,207 per $1,000 note, because the final basket level is greater than the initial basket level and $1,207 is less than $1,600.

Example 2. Assuming that the final basket level on the valuation date is 1050, resulting in a final index return of 5%:

Because the final basket level is greater than the initial basket level, the appropriate formula for calculating the amount payable on the stated maturity date per $1,000 note is:

$1,000 + ($2,000 x 5%) = $1,100

As a result, on the stated maturity date, you would receive $1,100 per $1,000 note, because the final basket level is greater than the initial basket level and $1,100 is less than $1,207.

Example 3. Assuming that the final basket level on the valuation date is 950, resulting in a final basket return of –5%:

Because the final basket level is less than the initial basket level and the final basket level is greater than the threshold level, on the stated maturity date, you would receive $1,000 per $1,000 note.

Example 4. Assuming that the final basket level on the valuation date is 700, resulting in a final basket return of –30%:

Because the final basket level is less than the threshold level, the appropriate formula for calculating the amount payable on the stated maturity date per $1,000 note is:

$1,000 x	700	= $777.78
900

As a result, on the stated maturity date, you would receive $777.78 per $1,000 note.

To the extent the final basket levels differ from those assumed above, the results indicated above would be different

How have the component indices performed historically?

Lehman Brothers Holdings has provided tables, in the description of the component indices, showing the performance of each of the component indices from May 22, 2002 through June 7, 2007. Lehman Brothers Holdings has provided this historical information to help you evaluate the behavior of the component indices so that you can make an informed decision with respect to an investment in the notes. You should realize, however, that past performance is not necessarily indicative of how the component indices or the notes will perform in the future.

How will I be able to find the levels of the component indices at any point in time?

Korea Stock Price Index 200. You can obtain the level of the Korea Stock Price Index 200 at any time from the Bloomberg® service under the symbol “KOSPI2”.

MSCI Taiwan Index. You can obtain the level of the MSCI Taiwan Index at any time from the Bloomberg® service under the symbol “TWY”.

AMEX Hong Kong 30 Index. You can obtain the level of the AMEX Hong Kong 30 Index at any time from the Bloomberg® service under the symbol “HKX”.

FTSE/Xinhua China 25 Index. You can obtain the current level of the FTSE/Xinhua China 25 Index at any time from the Bloomberg® service under the symbol “XIN0I”.

MSCI Singapore Free Index. You can obtain the level of the MSCI Singapore Free Index at any time from the Bloomberg® service under the symbol “SIMSCI”.

Are there any risks associated with my investment?

Yes, the notes are subject to a number of risks. See “Risk Factors” beginning on page PS-7.

What about taxes?

Investors should consider the tax consequences of investing in the notes. No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the notes are not certain. Lehman Brothers Holdings is not requesting any ruling from the Internal Revenue Service with respect to the notes and cannot assure you that the Internal Revenue Service will agree with the treatment described in this pricing supplement. The Internal Revenue Service could assert other characterizations that could affect the timing, amount and character of income or deductions. Lehman Brothers Holdings intends to treat, and by purchasing a note, for all tax purposes you agree to treat, the notes as cash-settled financial contracts giving rise to capital gain or loss, rather than as a debt instrument. You should consult your own tax advisor concerning the alternative characterizations. See “United States Federal Income Tax Consequences” in this pricing supplement.

Who is Lehman Brothers Holdings?

Lehman Brothers Holdings and subsidiaries, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers Holdings provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Lehman Brothers Holdings’ global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers Holdings, through predecessor entities, was founded in 1850. See “Lehman Brothers Holdings Inc.” and “Where You Can Find More Information” on page 1 and pages 58 to 59, respectively, of the accompanying prospectus.

You may request a copy of any document Lehman Brothers Holdings files with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, at no cost, by writing or telephoning Lehman Brothers Holdings at the address provided in the accompanying prospectus.

Lehman Brothers Holdings’ principal executive offices are located at the address provided in the accompanying prospectus.

What is the role of Lehman Brothers Inc.?

Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, is the underwriter for the offering and sale of the notes. Lehman Brothers Inc. will also be the calculation agent for purposes of calculating the amount payable to you at maturity. Potential conflicts of interest may exist between Lehman Brothers Inc. and you as a beneficial owner of the notes. See “Risk Factors—Potential conflicts of interest exist because Lehman Brothers Holdings controls Lehman Brothers Inc., which will act as the calculation agent” and “Description of the Notes—Calculation agent.”

After the initial offering, Lehman Brothers Inc. currently intends to buy and sell the notes to create a secondary market in the notes and may stabilize or maintain the market price of the notes during the initial distribution of the notes. However, Lehman Brothers Inc. will not be obligated to engage in any of these market activities or to continue them once they have begun.

In what form will the notes be issued?

The notes will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. Except in very limited circumstances, you will not receive a certificate for your notes.

Will the notes be listed on a stock exchange?

No, the notes will not be listed on any exchange.

RISK FACTORS

You should carefully consider the risk factors provided below as well as the other information contained in this pricing supplement, the accompanying MTN prospectus supplement and prospectus and the documents incorporated in this document by reference. As described in more detail below, the trading price of the notes may vary considerably before the stated maturity date due, among other things, to fluctuations in the prices of the securities underlying the component indices and other events that are difficult to predict and beyond Lehman Brothers Holdings’ control.

You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

These notes are different from conventional debt securities of Lehman Brothers Holdings in several ways.

•

The payment you receive at maturity may be less than the price at which the notes are initially being sold to the public. If the final basket level is less than the threshold level on the valuation date, Lehman Brothers Holdings will pay you less than $1,000 per $1,000 note. You will not receive any payment on the stated maturity date if the final basket level is zero.

•

The payment you receive at maturity may be less than the yield on a conventional debt security of comparable maturity. The amount Lehman Brothers Holdings pays you on the stated maturity date may be less than the return you could earn on other investments. Because the amount you receive on the stated maturity date may be less than, equal to or only slightly greater than the price at which the notes are initially being sold to the public, the effective yield to maturity on the notes may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Lehman Brothers Holdings. In addition, any return on the notes may not fully compensate you for any opportunity cost to you of investing in the notes when you take into account inflation and other factors relating to the time value of money.

•	No interest or other payments will be paid on the notes prior to maturity.

•	Your return on the notes could be less than if you owned the securities underlying the component indices.

•

Your potential return on your principal investment is limited. The notes provide less opportunity for equity appreciation than a direct investment in each of the securities underlying the component indices because the return you realize on the stated maturity date will be limited to 20.70% of the principal amount. If the level of the basket increases by more than this fixed percentage during the term of the notes, your return on the notes will be less than your return had you owned each of the securities underlying the component indices.

•

Your return will not reflect dividends on securities underlying the component indices. Your return on the notes will not reflect the return you would realize if you actually owned the securities underlying the component indices and received the dividends paid on those securities. This is because the calculation agent will calculate the amount payable to you by reference to the closing levels of the component indices, which are calculated by reference to the prices of the securities underlying the component indices without taking into consideration the value of dividends paid on those securities.

•

Your return will not be adjusted for changes in currency exchange rates. Although the securities underlying the component indices are traded in foreign currencies and the notes are denominated in U.S. dollars, the amount payable on the stated maturity date will not be adjusted for the currency exchange rates in effect on the stated maturity date. Any amount in addition to the principal amount of each note payable to you on the stated maturity date is based solely upon the percentage increase in the basket level. Changes in exchange rates, however, may reflect changes in various non-U.S. economies, which in turn may affect the levels of the component indices and the notes.

Historical levels of the component indices should not be taken as an indication of the future performance of those component indices during the term of the notes.

The trading prices of the securities underlying the component indices will determine the basket level. You should realize, however, that past performance is not necessarily indicative of how the component indices or the notes will perform in the future. Trading prices of the securities underlying the component indices will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of the underlying securities themselves.

Changes in the level of one or more of the component indices may offset each other.

Price movements in the component indices may not correlate with each other. At a time when the level of one or more of the component indices increases, the level of one or more of the other component indices may not increase as much or may even decline. Therefore, in calculating the closing basket level on the valuation date, increases in the level of one or more of the component indices may be moderated, or wholly offset, by lesser increases or declines in the level of one or more of the other component indices, particularly if such indices represent a greater percentage of the basket at that time. You can review the historical prices of each of the component indices for each fiscal quarter in the period from May 22, 2002 through June 7, 2007 below, in the descriptions of the component indices. You should realize, however, that past performance is not necessarily indicative of how the component indices or the notes will perform in the future. In addition, the final basket level may not be higher than the initial basket level, which must be so for you to receive on the stated maturity date an amount in excess of the price at which the notes are initially being sold to the public.

The inclusion of commissions and projected profit from hedging in the public offering price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Lehman Brothers Inc. is willing to purchase the notes in secondary market transactions will likely be lower than the public offering price, since the public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by Lehman Brothers Inc., as a result of dealer discounts, mark-ups or other transaction costs.

The notes may not be actively traded.

There may be little or no secondary market for the notes. The notes will not be listed on any exchange. Even if there is a secondary market, it may not provide significant liquidity. Lehman Brothers Inc. currently intends to act as a market maker for the notes, but it is not required to do so.

The value of the notes will be affected by numerous factors, some of which are related in complex ways.

The value of the notes in the secondary market will be affected by supply and demand of the notes, the basket level at that time and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the notes before the stated maturity date may be at a discount, which could be substantial, from the price at which the notes are initially being sold to the public, depending, at that time, on the basket level and where it is in relationship to the initial basket level and the threshold level. A change in a specific factor could have the following impacts on the market value of the notes, assuming all other conditions remain constant.

•

Basket performance. Lehman Brothers Holdings expects that the market value of the notes will depend substantially on the performance of the basket at any given point in time. If you decide to sell your notes prior to the stated maturity date when the basket level is greater than or equal to the initial basket level, you may nonetheless receive substantially less than the amount that would be payable on the stated maturity date based on the basket level on the date you sell your notes because of expectations that the basket level will continue to fluctuate until the amount payable on the stated maturity date is determined. If you decide to sell your notes when the basket level is below the threshold level, you can expect to receive less than the price at which the notes are initially being sold to the public. Political, economic and other developments that affect the outlook for securities underlying the component indices are likely to directly affect the levels of those component indices and could indirectly affect the value of the notes.

•

Interest rates. The trading value of the notes may be affected by changes in interest rates. In general, if U.S. or foreign interest rates change, the trading value of the notes may be adversely affected.

•

Volatility of the component indices. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the levels of the component indices changes, the trading value of the notes may be adversely affected. Lehman Brothers Holdings is unable to predict the effect of these events on the future levels or volatility of the component indices.

•

Volatility of currency exchange rates. The exchange rate between the U.S. dollar and each of the foreign currencies in which the securities underlying the component indices are denominated is a foreign exchange spot rate that measures the relative values of two currencies, the particular currency in which the securities underlying a particular component index are denominated and the U.S. dollar. This exchange rate increases when the U.S. dollar appreciates relative to the particular currency in which the securities underlying a particular component index are denominated and decreases when the U.S. dollar depreciates relative to such currency. This exchange rate is expressed as a rate that reflects the amount of the particular currency in which the securities underlying a particular component index are denominated that can be purchased for one U.S. dollar. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of the exchange rate between the U.S. dollar and any of the foreign currencies in which the securities underlying the component indices are denominated changes, the trading value of the notes may be adversely affected.

•

Correlation between currency exchange rates and the component indices. Correlation is the term used to describe the relationship between the percentage changes in the exchange rate between the U.S. dollar and each of the foreign currencies in which the securities underlying the component indices are denominated and the percentage changes in the component indices. If the correlation between the exchange rate between the U.S. dollar and any of the foreign currencies in which the securities underlying a particular component index is denominated changes, the trading value of the notes may be adversely affected.

•	Merger and acquisition transactions. Some of the securities underlying a component index may be affected by mergers and acquisitions, which can contribute to volatility of such component index. Additionally, as a result of a merger or acquisition, one or more securities underlying a component index may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the securities originally underlying such component index.

•

Time remaining to maturity. The value of the notes may be affected by the time remaining to maturity. As the time remaining to the maturity of the notes decreases, this time value may decrease, adversely affecting the trading value of the notes.

•

Dividend yields. If dividend yields on the securities underlying the component indices increase, the value of the notes may be adversely affected because the component indices do not incorporate the value of those payments.

•

Lehman Brothers Holdings’ credit ratings, financial condition and results. Actual or anticipated changes in Lehman Brothers Holdings’ credit ratings, financial condition or results may affect the market value of the notes.

•

Economic conditions and earnings performance of the underlying companies. General economic conditions and earnings results of the companies whose securities underlie the component indices and real or anticipated changes in those conditions or results may affect the market value of the notes.

You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the notes attributable to another factor, such as an increase in the basket level. In general, assuming all relevant factors are held constant, the effect on the trading value of the notes of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the notes.

An investment in the notes is subject to risks associated with foreign securities markets.

The indices included in the basket are comprised of securities issued by foreign companies and are denominated in foreign currencies. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may be more volatile than U.S. securities markets, and market developments may affect a foreign market differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volume in those markets. Also, there is generally less publicly available information about foreign companies that are not subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in different respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. In addition, the economies of many Asian countries have been characterized by uneven, negative or low rates of growth in the past. Many Asian stocks have performed poorly over an extended period.

Time differences between the cities where the component indices trade and New York City may create discrepancies in trading levels.

As a result of the time difference between the cities where the securities underlying the component indices trade and New York City (where the notes may trade), there may be discrepancies between the levels of the component indices and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the levels of the component indices remain unchanged for multiple trading days in New York City.

Adjustments to the component indices could adversely affect the value of the notes.

The policies of a publisher of a component index concerning additions, deletions and substitutions of the securities underlying such component index and the manner in which such publisher takes account of certain changes affecting such underlying securities may affect the level of the basket. The policies of the publisher of a component index with respect to the calculation of such component index could also affect the level of the basket. The publisher of a component index may discontinue or suspend calculation or dissemination of such component index or materially alter the methodology by which it calculates such component index. Any such actions could affect the value of the notes. See “Description of the Notes—Discontinuance of one or more of the component indices; Alteration of method of calculation.”

Lehman Brothers Holdings cannot control actions by the companies whose securities underlie the component indices.

Actions by these companies may have an adverse effect on the price of the securities underlying the component indices and the notes. In addition, these companies are not involved in this offering of notes and have no obligations with respect to the notes, including any obligation to take Lehman Brothers Holdings’ or your interests into consideration for any reason. These companies will not receive any of the proceeds of this offering of notes and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies are not involved with the administration, marketing or trading of the notes and have no obligations with respect to the amount to be paid to you on the stated maturity date.

Lehman Brothers Holdings and its affiliates have no affiliation with the publishers of the component indices and are not responsible for their public disclosure of information.

Each publisher of a component index provides and services such component index. Lehman Brothers Holdings and its affiliates are not affiliated with the publishers of the component indices in any way (except for licensing arrangements discussed below in “The Korea Stock Price Index 200,” “The MSCI Taiwan Index,” “The AMEX Hong Kong 30 Index,” “The FTSE/Xinhua China 25 Index” and “The MSCI Singapore Free Index”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the component indices. See “Description of the Notes—Market disruption events” and “Description of the Notes—Discontinuance of one or more of the component indices; Alteration of method of calculation.” The publishers of the component indices are not involved in this offering of notes in any way and have no obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of your notes.

Neither Lehman Brothers Holdings nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the component indices or the publishers of such component indices contained in this pricing supplement or any public disclosure of information by such publishers. You, as an investor in the notes, should make your own investigation into the component indices and the publishers of such component indices.

Potential conflicts of interest exist because Lehman Brothers Holdings controls Lehman Brothers Inc., which will act as the calculation agent.

Lehman Brothers Inc. will act as the calculation agent, which determines the amount you will receive on the notes on the stated maturity date, whether adjustments should be made to the multipliers, the basket level or threshold level and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Lehman Brothers Inc. and you. See “Description of the Notes—Payment on the stated maturity date,” “Description of the Notes—Discontinuance of one or more of the component indices; Alteration of method of calculation” and “Description of the Notes—Market disruption events.”

Purchases and sales of securities underlying the component indices by Lehman Brothers Holdings and its affiliates could affect the prices of those securities or the levels of the component indices.

Lehman Brothers Holdings and its affiliates, including Lehman Brothers Inc., may from time to time buy or sell securities underlying the component indices or derivative instruments related to those securities for their own accounts in connection with their normal business practices or in connection with hedging of Lehman Brothers Holdings’ obligations under the notes. These transactions could affect the prices of those securities or the levels of the component indices. See “Use of Proceeds and Hedging.”

You have no shareholder rights.

Investing in the notes is not equivalent to investing in the securities underlying the component indices. As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities that underlie the component indices.

The tax consequences of an investment in the notes are uncertain.

Investors should consider the tax consequences of investing in the notes. No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the notes are not certain. Lehman Brothers Holdings is not requesting any ruling from the Internal Revenue Service with respect to the notes and cannot assure you that the Internal Revenue Service will agree with the treatment described in this document. The Internal Revenue Service could assert other characterizations that could affect the timing, amount and character of income or deductions. Lehman Brothers Holdings intends to treat, and by purchasing a note, for all tax purposes you agree to treat, a note as a cash-settled financial contract giving rise to capital gain or loss, rather than as a debt instrument. See “United States Federal Income Tax Consequences.”

USE OF PROCEEDS AND HEDGING

A portion of the proceeds to be received by Lehman Brothers Holdings from the sale of the notes may be used by Lehman Brothers Holdings or one or more of its subsidiaries before and following the initial offering of the notes to acquire securities underlying the component indices as well as to acquire futures contracts or listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the component indices or those securities underlying the component indices, to hedge Lehman Brothers Holdings’ obligations under the notes. The balance of the proceeds will be used for general corporate purposes. These hedging techniques will result in nominal transaction costs to Lehman Brothers Holdings. See “Use of Proceeds” on page 7 of the accompanying prospectus.

From time to time after the initial offering and before the maturity of the notes, depending on market conditions, including the market price of the securities underlying the component indices, Lehman Brothers Holdings expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques. Lehman Brothers Holdings or one or more of its subsidiaries may take long or short positions in those securities or in the futures contracts or in listed or over-the-counter options contracts or other derivative or synthetic instruments related to those securities. In addition, Lehman Brothers Holdings or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in notes from time to time and may, in their sole discretion, hold or resell those notes.

Lehman Brothers Holdings or one or more of its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future.

To the extent that Lehman Brothers Holdings or one or more of its subsidiaries has a long hedge position in any of the securities underlying the component indices, or futures or options contracts or other derivative or synthetic instruments related to those securities, Lehman Brothers Holdings or one or more of its subsidiaries may liquidate a portion of their holdings at or about the time of the maturity of the notes or at or about the time of a change in the securities underlying the component indices. Depending, among other things, on future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Certain activity by Lehman Brothers Holdings or one or more of its subsidiaries described above can potentially increase or decrease the prices of the securities underlying the component indices and, accordingly, increase or decrease the level of the basket. Although Lehman Brothers Holdings has no reason to believe that any of those activities will have a material impact on the price of the securities underlying the component indices, these activities could have such an effect.

RATIO OF EARNINGS TO FIXED CHARGES

Year Ended November 30,
2002	2003	2004	2005	2006	2007 (1st Quarter)
1.13	1.29	1.36	1.28	1.21	1.20

DESCRIPTION OF THE NOTES

General

You will find information about the notes in three separate documents that progressively provide more detail:

•	the accompanying prospectus;

•	the accompanying MTN prospectus supplement; and

•	this pricing supplement.

Because the terms of the notes may differ from the general information Lehman Brothers Holdings has provided in the MTN prospectus supplement or the prospectus, in all cases you should rely on information in this pricing supplement over different information in the MTN prospectus supplement or the prospectus. The notes are to be issued as a series of debt securities, entitled “Medium-Term Notes, Series I”, under the senior indenture, which is more fully described in the accompanying MTN prospectus supplement and prospectus. For a description of the rights attaching to different series of debt securities under the senior indenture, you should refer to the section “Description of the Notes” beginning on page S-13 of the accompanying MTN prospectus supplement and to the section “Description of Debt Securities” beginning on page 8 of the accompanying prospectus. The notes are Senior Debt as described in the accompanying prospectus. Citibank, N.A. is trustee under the senior indenture.

Lehman Brothers Holdings may initially issue up to $5,915,000 aggregate principal amount of notes (or $6,765,000 aggregate principal amount of notes if the underwriter’s over-allotment option is exercised in full). Lehman Brothers Holdings may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the notes. No additional notes can be issued if an event of default has occurred with respect to the notes.

The notes will be issued in denominations of $1,000 and whole multiples of $1,000. The minimum initial investment will be $10,000.

Interest

None. No interest or other payments will be made on the notes before maturity.

Payment on the stated maturity date

The notes will mature on September 13, 2008, subject to postponement if the valuation date is postponed.

On the stated maturity date, Lehman Brothers Holdings will pay to you, per $1,000 note, an amount equal to:

•	If the final basket level is greater than or equal to the initial basket level, the lesser of:

(a)	$1,207; and

(b)	$1,000 + ($2,000 x the final basket return).

•	If the final basket level is less than the initial basket level and equal to or greater than the threshold level, $1,000.

•	If the final basket level is less than the threshold level:

$1,000 x	final basket level
threshold level

The final basket return will equal:

final basket level – initial basket level

initial basket level

The threshold level is 900, which is 90% of the initial basket level (subject to appropriate adjustment by the calculation agent to reflect adjustments in one or more of the component indices, if applicable).

The initial basket level is 1000. The final basket level will be the closing basket level on the valuation date, which, except as described below, will be the fifth business day before the stated maturity date. The closing basket level on any particular day will generally be based on the closing levels of the component indices on such day. It will generally equal the sum of the closing level of the Korea Stock Pricing Index 200 on such date multiplied by 1.4025183, the closing level of the MSCI Taiwan Index on such date multiplied by 0.7423436, the closing level of the AMEX Hong Kong 30 Index on such date multiplied by 0.1849532, the closing level of the FTSE/Xinhua China 25 Index on such date multiplied by 0.0083922 and the closing level of the MSCI Singapore Free Index on such date multiplied by 0.2424409. The multipliers have been fixed on the date of this pricing supplement so that the component indices constitute the initial percentages of the basket set forth below under “The Basket.” The multipliers are subject to adjustment under certain circumstances.

If the fifth business day before the stated maturity date is not a measurement day with respect to a component index (or a successor index) or if the calculation agent determines that one or more market disruption events have occurred with respect to a component index (or a successor index) on that day, the calculation agent will:

•

with respect to each component index (and successor index) for which such day is a measurement day and for which a market disruption event has not occurred, determine the closing level of the component index (or successor index) for use in calculating the final basket level by reference to the closing level of the component index (or successor index) on that measurement day; and

•

with respect to each component index (and successor index) for which such day is not a measurement day or for which a market disruption event has occurred, determine the closing level of the component index (or successor index) for use in calculating the final basket level by reference to the closing level of the component index (or successor index) on the next measurement day for the component index (or successor index) on which there is not a market disruption event; provided, however, if a market disruption event with respect to the component index (or successor index) occurs on each of the eight measurement days following the originally scheduled valuation date, then the calculation agent shall determine the closing level of that component index (or successor index) for use in calculating the final basket level based upon its good faith estimate of the closing level of the component index (or successor index) on that eighth measurement day.

In the event of any such delay in the determination of the final basket level, the day on which the closing level of the last remaining component index (or successor index) is determined for purposes of calculating the final basket level shall be deemed the valuation date. Any such postponement of the date that would otherwise be the valuation date will cause the stated maturity date to be postponed until five business days after the date that the final basket level is determined.

As a result, on the stated maturity date you will only receive $1,000 or more than $1,000 per $1,000 note if the final basket level on the valuation date is equal to or greater than the threshold level. If the final basket level on the valuation date is less than the threshold level, you will receive less than $1,000 per $1,000 note on the stated maturity date. The maximum amount you will receive on the stated maturity date per $1,000 note will be $1,207.

The “closing level” of any component index (or any successor index) on any particular day means the closing level of such component index as reported by the publisher of such component index (or of any successor index, as reported by the publisher of such successor index), on such day or as determined by the calculation agent as described in the following section.

A “measurement day” means any day on which any component index (or any successor index) is published by its publisher or is otherwise determined by the calculation agent as described in the following section.

Discontinuance of one or more of the component indices; Alteration of method of calculation

If a publisher of one or more of the component indices discontinues publication of such component index and such publisher or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion exercised in good faith, to be comparable to the discontinued component index, then the calculation agent shall determine each subsequent closing basket level to be used in computing the amount payable on the stated maturity date by reference to the closing level of such successor index on the applicable date.

Upon any selection by the calculation agent of a successor index, Lehman Brothers Holdings will promptly give notice to the holders of the notes.

If a publisher of one of the component indices discontinues publication of such component index and the calculation agent determines that no successor index is available at such time, or if such publisher (or the publisher of any successor index) fails to calculate and publish a closing level for such component index (or a successor index) on any date when it would ordinarily do so in accordance with its customary practice, the component index (or successor index) will be removed from the basket as of the close of business on the last day on which its closing level was published by its publisher and the weight of each remaining component index (or successor index) will simultaneously be increased (by adjusting the respective multipliers) by an amount determined by the calculation agent such as to result in both (a) the relative weights of remaining component indices on such day and (b) the closing basket level on such day remaining unchanged. In addition, the calculation agent will make such other adjustments to the terms of the notes as may be required to account for such discontinued component index. Notwithstanding these alternative arrangements, discontinuance of the publication of any component index may adversely affect the value of the notes.

If at any time the method of calculating a component index, any successor index or the closing level thereof on any particular day is changed in a material respect, or if a component index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such component index or such successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of trading of the relevant exchanges on which the securities comprising such component index or such successor index traded on any date the closing level thereof is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a stock index comparable to such component index or such successor index, as the case may be, as if such changes or modifications had not been made. The calculation agent will calculate the closing level of a component index on any particular day and the amount payable on the stated maturity date with reference to such component index or such successor index, as adjusted. The “relevant exchange” for any security (or any combination thereof then underlying any component index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

Accordingly, if the method of calculating a component index or a successor index is modified so that the level of such index is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust such index in order to arrive at a level of such component index or such successor index as if it had not been modified.

Market disruption events

A market disruption event with respect to a component index (or any successor index) will occur on any day if the calculation agent determines in its sole discretion that any of the following events has occurred:

•

A material suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of such component index or any successor index, by the relevant exchanges on which those securities are traded, at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by that relevant exchange or otherwise.

•

A material suspension of, or limitation imposed on, trading in futures or options contracts relating to such component index or any successor index by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by the exchanges or otherwise.

•

Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for the securities that then comprise 20% or more of such component index or any successor index on the relevant exchanges on which those securities are traded, at any time during the one-hour period that ends at the close of trading on that day.

•

Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such component index or any successor index on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one-hour period that ends at the close of trading on that day.

•

The closure of the relevant exchanges on which the securities that then comprise 20% or more of such component index or any successor index are traded or on which futures or options contracts relating to such component index or any successor index are traded prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchanges at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the relevant exchanges and (2) the submission deadline for orders to be entered into the relevant exchanges for execution at the close of trading on that day.

For purposes of determining whether a market disruption event has occurred:

•

the relevant percentage contribution of a security to the level of a component index or any successor index will be based on a comparison of (x) the portion of the level of such component index or successor index attributable to that security and (y) the overall level of such component index or successor index, in each case immediately before the occurrence of the market disruption event; and

•

“close of trading” means in respect of any relevant exchange, the scheduled weekday closing time on a day on which the relevant exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

Under certain circumstances, the duties of Lehman Brothers Inc. as the calculation agent in determining the existence of market disruption events could conflict with the interests of Lehman Brothers Inc. as an affiliate of the issuer of the notes.

Events have occurred in the past that would constitute market disruption events. The existence or non-existence of such circumstances in the past is, however, not necessarily indicative of the likelihood of those circumstances arising or not arising in the future and Lehman Brothers Holdings cannot predict the likelihood of a market disruption event in the future.

Hypothetical returns

The table below illustrates, for a range of hypothetical final basket levels calculated on the valuation date:

•	the hypothetical percentage change from the initial basket level (which is the hypothetical final basket

•	return); the hypothetical total amount payable on the stated maturity date per $1,000 note;

•	the hypothetical pre-tax total rate of return; and

•	the hypothetical annualized pre-tax rate of return.

Hypothetical final basket level	Hypothetical percentage change from the initial basket level	Hypothetical total amount payable on the stated maturity date per $1,000 note	Hypothetical pre-tax total rate of return	Hypothetical annualized pre-tax rate of return
0.00	-100%	$0.00	-100.00%	-100.00%
250.00	-75%	$277.78	-72.22%	-64.11%
500.00	-50%	$555.56	-44.44%	-37.51%
550.00	-45%	$611.11	-38.89%	-32.56%
600.00	-40%	$666.67	-33.33%	-27.70%
650.00	-35%	$722.22	-27.78%	-22.92%
700.00	-30%	$777.78	-22.22%	-18.21%
750.00	-25%	$833.33	-16.67%	-13.57%
800.00	-20%	$888.89	-11.11%	-8.99%
850.00	-15%	$944.44	-5.56%	-4.47%
900.00(1)	-10%	$1,000.00	0.00%	0.00%
950.00	-5%	$1,000.00	0.00%	0.00%
1,000.00	0%	$1,000.00	0.00%	0.00%
1,050.00	5%	$1,100.00	10.00%	7.92%
1,100.00	10%	$1,200.00	20.00%	15.70%
1,150.00	15%	$1,207.00(2)	20.70%	16.24%
1,200.00	20%	$1,207.00	20.70%	16.24%
1,250.00	25%	$1,207.00	20.70%	16.24%
1,300.00	30%	$1,207.00	20.70%	16.24%
1,350.00	35%	$1,207.00	20.70%	16.24%
1,400.00	40%	$1,207.00	20.70%	16.24%
1,450.00	45%	$1,207.00	20.70%	16.24%
1,500.00	50%	$1,207.00	20.70%	16.24%

(1) This figure reflects the threshold level.

(2) This figure reflects the maximum return.

The above figures are for purposes of illustration only. The actual amount received by investors and the resulting total and annualized pre-tax rates of return will depend entirely on the actual final basket level and the amount payable on the stated maturity date determined by the calculation agent. In particular, the actual final basket level could be lower or higher than those reflected in the table.

You should compare the features of the notes to other

available investments before deciding to purchase notes. Due to the uncertainty concerning the amount payable on the stated maturity date, the return on investment with respect to the notes may be higher or lower than the return available on other securities issued by Lehman Brothers Holdings or by others and available through Lehman Brothers Inc. You should reach an investment decision only after carefully considering the suitability of the notes in light of your particular circumstances.

Calculation agent

Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, will act as initial calculation agent for the notes. Pursuant to the calculation agency agreement, Lehman Brothers Holdings may appoint a different calculation agent from time to time after the date of this pricing supplement without your consent and without notifying you.

The calculation agent will determine the amount you receive on the stated maturity date of the notes.

In addition, the calculation agent will determine, among other things:

•	the successor index if publication of a component index is discontinued;

•

the multiplier and weight of each remaining component index if no successor index is available or if the publisher of such component index or the publisher of any successor index, as the case may be, fails to calculate and publish a closing level on any date;

•

adjustments to a component index, the successor index or the closing level thereof if the method of calculating any of these items changes in a material respect or if a component index or successor index is in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the level of such component index, or successor index, as the case may be, had such changes or modifications not been made;

•	adjustments to the threshold level, if required in order to reflect adjustments made in a component index or successor index; and

•	whether a market disruption event has occurred.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on Lehman Brothers Holdings and you. The calculation agent will have no liability for its determinations, except as provided in the calculation agency agreement.

Events of default and acceleration

If an event of default with respect to any notes has occurred and is continuing, the amount payable to you upon any acceleration permitted under the senior indenture will be equal to, per $1,000 note, the amount that would have been payable at maturity, calculated as though the date of acceleration was the stated maturity date and the date five business days before that date was the valuation date. If a bankruptcy proceeding is commenced in respect of Lehman Brothers Holdings, the claims of the holder of a note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, as though the commencement of the proceeding was on the stated maturity date and the date five business days before that date was the valuation date. See “Description of Debt Securities—Defaults” beginning on page 13 of the accompanying prospectus.

THE BASKET

The basket will represent a portfolio of the five selected indices in the basket. The level of the basket will increase or decrease depending upon the performance of the component indices.

The five component indices, their Bloomberg ticker

symbol, the initial component index level used to determine the multiplier for such index, the initial multiplier for such index, the initial weight in the basket for each component index and the initial percentage of the basket represented by each component index are as follows:

Component Index	Bloomberg Ticker	Initial Component Index Level	Initial Multiplier	Initial Weight in the Basket	Initial Percentage of the Basket
Korea Stock Price Index 200	KOSPI2	223.17	1.4025183	313	31.3%
MSCI Taiwan Index	TWY	332.73	0.7423436	247	24.7%
AMEX Hong Kong 30 Index	HKX	1,021.88	0.1849532	189	18.9%
FTSE/Xinhua China 25 Index	XIN0I	17,278.02	0.0083922	145	14.5%
MSCI Singapore Free Index	SIMSCI	437.22	0.2424409	106	10.6%
				1,000	100.0%

Information in the table above as to the initial component index level was obtained from Bloomberg L.P.

THE KOREA STOCK PRICE INDEX 200

General

Lehman Brothers Holdings obtained all information contained in this pricing supplement regarding The Korea Stock Price Index 200 (“KOSPI2”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, the Korea Exchange (the “KRX”). The KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI2. The consequences of the KRX discontinuing publication of the KOSPI2 are described in the section entitled “Description of the Notes—Discontinuance of one or more of the component indices; Alteration of method of calculation.” Lehman Brothers Holdings makes no representation or warranty as to the accuracy or completeness of any information relating to the KOSPI2.

The KOSPI2 is a capitalization-weighted index of 200 Korean blue-chip stocks which currently make up approximately 93% of the total market value of the Korea Exchange.

Selection criteria

All common stocks listed on the KRX as of the periodic realignment date will be included in the selection process, except that the following will be excluded:

(1) Stocks with administrative issues;

(2) Stocks with liquidation issues;

(3) Stocks issued by securities investment companies;

(4) Stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs;

(5) Stocks belonging to the industry groups other than those industry groups listed below;

(6) A constituent stock merged into a non-constituent stock;

(7) A company established as a result of a merger between two constituent stocks; and

(8) Any other stocks that are deemed unsuitable to be included in the constituents of KOSPI2.

The companies listed on the KOSPI2 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance.

The constituents of KOSPI2 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

(1) Selection shall be made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

(2) Notwithstanding clause (1) immediately above, the stocks, whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group, are excluded. In such case, the excluded stock shall be replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks, whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, such stock may be included in the constituents of the KOSPI2, by taking into consideration the influence that the industry group has on the KOSPI2, as well as the liquidity of the concerned stock.

Stocks placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of KOSPI2.

Index calculation

The KOSPI2 is computed by multiplying (i) the market capitalization, as of the calculation time, divided by the market capitalization, as of the base date, by (ii) 100.

The base date of KOSPI2 is January 3, 1990 with a base index of 100.

Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

Share prices shall refer to the market price established during the regular trading session. If no trading took place on such day, quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock revision

The constituents of KOSPI2 are realigned once a year while observing each of the following:

(1) An existing constituent shall not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI2 constituents of the same industry group;

(2) In order to be included in the constituents of KOSPI2, the ranking of the market capitalization of a stock shall be within 90/100 of the ranking of the KOSPI2 constituents of the same industry group;

(3) If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI2 constituents of the same industry group, but there is no stock satisfying the requirement specified in clause (2) immediately above, the existing constituent shall not be removed; and

(4) When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest shall be removed first.

The periodic realignment date is the trading day following the day, which is the last trading day of June contracts of both the index futures and index options.

In the event where a constituent of KOSPI2 falls under any of the following cases, such constituent will be removed from the constituents and the removal date shall be as follows:

(1) Delisting: the trading day following the delisting date;

(2) Designation as administrative issue: the designation date;

(3) Being merged: the day of trading halt; and

(4) It is determined that the stock is unsuitable as a constituent of KOSPI2: the trading day following the day, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

When realigning the constituents of KOSPI2, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of the manufacturing industry cluster.

Historical information

The following table sets forth the high and low level, as well as the end-of-quarter closing levels, of the KOSPI2 for each quarter in the period from May 22, 2002 through June 7, 2007. The closing level on June 7, 2007 was 223.17. The results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the KOSPI2 in the future. The historical levels of the KOSPI2 are not indications of future performance.

All information in the table that follows was obtained from Bloomberg L.P., without independent verification.

	High	Low	Period-end
2002
Second Quarter (from May 22)	108.76	88.61	93.69
Third Quarter	101.05	81.37	81.37
Fourth Quarter	93.52	73.35	79.87
2003
First Quarter	84.92	65.64	68.05
Second Quarter	88.11	68.40	85.47
Third Quarter	98.87	86.15	89.55
Fourth Quarter	106.48	90.63	105.21
2004
First Quarter	119.28	106.65	115.98
Second Quarter	122.44	94.05	101.85
Third Quarter	110.42	93.19	107.69
Fourth Quarter	115.25	104.13	115.25
2005
First Quarter	131.97	112.71	124.78
Second Quarter	130.39	117.58	129.43
Third Quarter	159.06	130.54	157.55
Fourth Quarter	177.43	146.55	177.43
2006
First Quarter	182.39	168.04	176.21
Second Quarter	190.20	155.43	167.45
Third Quarter	178.32	159.69	178.05
Fourth Quarter	186.54	171.78	185.39
2007
First Quarter	190.19	174.99	187.60
Second Quarter (through June 7)	223.17	188.56	223.17

License agreement between Korea Exchange and Lehman Brothers Holdings

The KRX and Lehman Brothers Holdings will enter into a non-exclusive license agreement providing for license to Lehman Brothers Holdings and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the KOSPI2 in connection with the notes. The notes are linked to the KOSPI2 as well as the other indices in the basket.

The license agreement between the KRX and Lehman Brothers Holdings will provide that the following language must be stated in this pricing supplement:

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY KOREA EXCHANGE (“KRX”). KRX MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF THE KOSPI INDEXES TO TRACK

GENERAL STOCK MARKET PERFORMANCE. KRX’S ONLY RELATIONSHIP TO LEHMAN BROTHERS HOLDINGS IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES OF KRX AND OF THE KOSPI INDEXES WHICH IS DETERMINED, COMPOSED AND CALCULATED BY KRX WITHOUT REGARD TO LEHMAN BROTHERS HOLDINGS OR THIS PRODUCT. KRX HAS NO OBLIGATION TO TAKE THE NEEDS OF LEHMAN BROTHERS HOLDINGS OR THE OWNERS OF THIS PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE KOSPI INDEXES. KRX IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THIS PRODUCT OR THE TIMING OF THE ISSUANCE OR SALE OF THIS PRODUCT OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS PRODUCT IS TO BE CONVERTED INTO CASH. KRX HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THIS PRODUCT.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LEHMAN BROTHERS HOLDINGS, OWNERS OF THIS PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN. KRX MAKES NO

EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI TAIWAN INDEX

General

Lehman Brothers Holdings obtained all information contained in this pricing supplement regarding the MSCI Taiwan Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Taiwan Index. The consequences of MSCI discontinuing publication of the MSCI Taiwan Index are described in the section entitled “Description of the Notes—Discontinuance of one or more of the component indices; Alteration of method of calculation.” Lehman Brothers Holdings makes no representation or warranty as to the accuracy or completeness of any information relating to the MSCI Taiwan Index.

The MSCI Taiwan Index is a free float adjusted market capitalization index of securities listed on the Taiwan Stock Exchange.

Selection criteria

MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following:

•	Each company’s business activities and the diversification that its securities would bring to the index.

•

The size of the securities based on free float adjusted market capitalization. All other things being equal, MSCI targets for inclusion the most sizable securities in an industry group. In addition, securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, presently, a security will be eligible for inclusion in the MSCI Taiwan Index if it achieves a free float adjusted market capitalization of USD 450 million and will be eligible for deletion if such capitalization falls below USD 225 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

•

The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock’s relative standing within Taiwan and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:

-	First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

-	Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

-	Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months—or the number of months for which this data is available—by 12.

Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan Index

For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor (“FIF”). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

Calculation

The MSCI Taiwan Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

Index maintenance

There are three broad categories of MSCI Taiwan Index maintenance:

•	An annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;

•	Quarterly index reviews, aimed at promptly reflecting other significant market events; and

•	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

During the annual review, additions or deletions of securities are made (i) following the re-appraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

During a quarterly index review, securities may be added to or deleted from the MSCI Taiwan Index for a variety of reasons, including the following:

•

Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

•

Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

•	Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

•	Replacement of companies which are no longer suitable industry representatives.

•	Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

•	Deletion of securities that have become very small or illiquid.

•	Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

Historical information

The following table sets forth the high and low level, as well as the end-of-quarter closing levels, of the MSCI Taiwan Index for each quarter in the period from May 22, 2002 through June 7, 2007. The closing level on June 7, 2007 was 332.73. The results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the MSCI Taiwan Index in the future. The historical levels of the MSCI Taiwan Index are not indications of future performance.

All information in the table that follows was obtained from Bloomberg L.P., without independent verification.

	High	Low	Period-end
2002
Second Quarter (from May 22)	258.73	227.30	227.30
Third Quarter	240.93	178.84	178.86
Fourth Quarter	210.31	162.81	189.53
2003
First Quarter	216.15	181.33	184.08
Second Quarter	219.73	177.59	210.88
Third Quarter	258.49	217.56	250.04
Fourth Quarter	273.90	248.82	259.11
2004
First Quarter	300.55	261.11	277.02
Second Quarter	292.39	233.12	248.25
Third Quarter	249.84	224.29	243.79
Fourth Quarter	257.67	234.90	257.67
2005
First Quarter	261.15	240.29	247.50
Second Quarter	266.97	235.89	260.81
Third Quarter	271.34	247.38	256.41
Fourth Quarter	277.65	235.23	275.81
2006
First Quarter	285.78	267.98	279.69
Second Quarter	316.10	262.49	279.49
Third Quarter	289.53	258.49	286.23
Fourth Quarter	318.25	284.67	318.25
2007
First Quarter	323.31	293.69	312.84
Second Quarter (through June 7)	332.73	312.36	332.73

License agreement between MSCI and Lehman Brothers Holdings

MSCI and Lehman Brothers Holdings will enter into a non-exclusive license agreement which will provide for the license to Lehman Brothers Holdings and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI Taiwan Index in connection with certain securities, including the notes. The notes are linked to the MSCI Taiwan Index as well as the other indices in the basket.

The license agreement between MSCI and Lehman Brothers Holdings will provide that the following language must be stated in this pricing supplement:

THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY LEHMAN BROTHERS HOLDINGS. THIS FINANCIAL PRODUCT HAS NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS

LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THIS FINANCIAL PRODUCT.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX

OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THIS FINANCIAL PRODUCT, OWNERS OF THIS FINANCIAL PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this financial product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE AMEX HONG KONG 30 INDEX

General

Lehman Brothers Holdings obtained all information contained in this pricing supplement regarding the AMEX Hong Kong 30 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, the American Stock Exchange LLC (the “AMEX”). The AMEX has no obligation to continue to publish, and may discontinue publication of, the AMEX Hong Kong 30 Index. The consequences of the AMEX discontinuing publication of the AMEX Hong Kong 30 Index are described in the section entitled “Description of the Notes—Discontinuance of one or more of the component indices; Alteration of method of calculation.” Lehman Brothers Holdings makes no representation or warranty as to the accuracy or completeness of any information relating to the AMEX Hong Kong 30 Index.

The AMEX Hong Kong 30 Index is a capitalization weighted stock index designed, developed, maintained and operated by the American Stock Exchange that measures the market value performance (share price times the number of shares outstanding) of selected stocks listed on The Stock Exchange of Hong Kong Ltd. (the “HKSE”).

Selection criteria

The AMEX Hong Kong 30 Index currently is based on the capitalization of 30 stocks actively traded on the HKSE and is designed to represent a substantial segment of the Hong Kong stock market. The primary trading market for all of these stocks is either Hong Kong or London. Sectors comprising the AMEX Hong Kong 30 Index as of June 7, 2007, consist primarily of finance, property development, utilities and conglomerates, and also includes hotel/leisure, property investment and transportation. As of June 7, 2007, the five largest stocks underlying the AMEX Hong Kong 30 Index accounted for approximately 65.29% of the market capitalization of the AMEX Hong Kong 30 Index, with the five largest being HSBC Holdings plc (26.95%), China Mobile (23.50%), CNOOC Limited (5.73%), Hutchison Whampoa Ltd. (5.27%), and Cheung Kong Holdings Ltd. (3.84%). The lowest weighted stock underlying the AMEX Hong Kong 30 Index, as of June 7, 2007, was Great Eagle Holdings Ltd. (.28%).

The AMEX Hong Kong 30 Index will contain at least 30 stocks at all times. In addition, the stocks must meet certain listing and maintenance standards as discussed below. The AMEX may change the composition of the AMEX Hong Kong 30 Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards as discussed below. Further, the AMEX may replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security. The AMEX selects stocks comprising the AMEX Hong Kong 30 Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the HKSE. The AMEX requires that each stock be one issued by an entity with major business interests in Hong Kong, be listed for trading on the HKSE and have its primary trading market located in a country with which the AMEX has an effective surveillance sharing agreement. The AMEX will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. Additional qualification criteria for the inclusion and maintenance of stocks include the following standards: all stocks selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000; (2) an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50; (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) a minimum “free float” value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of U.S.$238,000,000, although up to, but no more than, three stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$150,000,000, measured over the same period.

The AMEX reviews and applies the above qualification criteria relating to the stocks comprising the AMEX Hong Kong 30 Index on a quarterly basis,

conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any stock failing this second review will be replaced by a “qualified” stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a New York business day, the replacement will be effective at the close of business on the first preceding New York business day. The AMEX will notify its membership immediately after it determines to replace a stock.

The AMEX Hong Kong 30 Index is a capitalization-weighted index. A company’s market capitalization is calculated by multiplying the number of shares outstanding by the company’s current share price (in Hong Kong dollars). For valuation purposes, one AMEX Hong Kong 30 Index unit (1.0) is assigned a fixed value of one U.S. dollar. The AMEX Hong Kong 30 Index measures the average changes in price of the stocks comprising the AMEX Hong Kong 30 Index, weighted according to the respective market capitalizations, so that the effect of a percentage price change in a stock will be greater the larger the stock’s market capitalization. The AMEX Hong Kong 30 Index was established by the AMEX on June 25, 1993, on which date the AMEX Hong Kong 30 Index value was set at 350.00.

Calculation

The AMEX Hong Kong 30 Index is calculated by (i) aggregating the market capitalization of each stock comprising the AMEX Hong Kong 30 Index and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately H.K.$1,152,829,149,500 and the divisor used to calculate the AMEX Hong Kong 30 Index was 3,293,797,570. The AMEX selected that particular divisor number in order, among other things, to ensure that the AMEX Hong Kong 30 Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The AMEX Hong Kong 30 Index is calculated once each day by the AMEX based on the most recent official closing prices of each of the stocks comprising the AMEX Hong Kong 30 Index reported by the HKSE. Pricing of the AMEX Hong Kong 30 Index is disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each New York business day.

The dissemination value, however, will remain the same throughout the trading day because the trading hours of the HKSE do not overlap with New York trading hours. Accordingly, updated price information will be unavailable.

Index maintenance

In order to maintain continuity in the level of the AMEX Hong Kong 30 Index in the event of certain changes due to non-market factors affecting the stocks comprising the AMEX Hong Kong 30 Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the AMEX Hong Kong 30 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the AMEX Hong Kong 30 Index and in order that the value of the AMEX Hong Kong 30 Index immediately after such change will equal the level of the AMEX Hong Kong 30 Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the AMEX Hong Kong 30 Index may significantly affect the behavior of the AMEX Hong Kong 30 Index over time.

The Stock Exchange of Hong Kong LTD.

Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City

and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 3:55 a.m., New York City time. Using the last reported closing prices of the stocks underlying the AMEX Hong Kong 30 Index on the HKSE, the closing level of the AMEX Hong Kong 30 Index on any such trading day generally will be calculated, published and disseminated by the AMEX in the United States shortly before the opening of trading on the AMEX in New York on the same calendar day.

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the AMEX Hong Kong 30 Index may be limited by suspension of trading of individual stocks which comprise the AMEX Hong Kong 30 Index which may, in turn, adversely affect the value of the notes.

Historical information

The following table sets forth the high and low level, as well as the end-of-quarter closing levels, of the AMEX Hong Kong 30 Index for each quarter in the period from May 22, 2002 through June 7, 2007. The closing level on June 7, 2007 was 1,021.88. The results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the AMEX Hong Kong 30 Index in the future. The historical levels of the AMEX Hong Kong 30 Index are not indications of future performance.

All information in the table that follows was obtained from Bloomberg L.P., without independent verification.

	High	Low	Period-end
2002
Second Quarter (from May 22)	580.69	510.37	522.32
Third Quarter	534.59	448.52	448.52
Fourth Quarter	505.87	440.39	460.73
2003
First Quarter	486.24	424.70	424.70
Second Quarter	495.07	414.52	471.82
Third Quarter	559.50	471.82	555.32
Fourth Quarter	624.90	555.32	624.90
2004
First Quarter	690.26	617.90	630.17
Second Quarter	645.77	548.19	610.37
Third Quarter	660.24	593.43	652.38
Fourth Quarter	713.69	638.11	711.09
2005
First Quarter	711.49	666.91	671.52
Second Quarter	711.45	664.51	706.91
Third Quarter	771.43	695.78	769.12
Fourth Quarter	767.13	709.78	744.57
2006
First Quarter	797.63	746.96	791.11
Second Quarter	863.12	764.15	812.44
Third Quarter	881.26	802.35	877.91
Fourth Quarter	969.07	877.91	969.07
2007
First Quarter	1,023.00	924.04	974.58
Second Quarter (through June 7)	1,028.70	974.29	1,021.88

License agreement between the American Stock Exchange and Lehman Brothers Holdings

The AMEX and Lehman Brothers Holdings will enter into a non-exclusive license agreement which will provide for the license to Lehman Brothers Holdings and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX Hong Kong 30 Index in connection with certain securities, including the notes. The notes are linked to the AMEX Hong Kong 30 Index as well as the other indices in the basket.

The license agreement between the AMEX and Lehman Brothers Holdings will provide that the following language must be stated in this pricing supplement:

The AMEX is under no obligation to continue the calculation and dissemination of the AMEX Hong Kong 30 Index and the method by which the AMEX Hong Kong 30 Index is calculated and the name “AMEX Hong Kong 30 Index” may be changed at the discretion of the AMEX. No inference should be drawn from the information contained in this pricing supplement that the AMEX makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The AMEX has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the AMEX Hong Kong 30 Index. The AMEX is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the notes or in the determination or calculation of the equation by which the notes are to be settled in cash. The AMEX has no obligation or liability in connection with the administration, marketing or trading of the notes. The use of and reference to the AMEX Hong Kong 30 Index in connection with the notes have been consented to by the AMEX.

The AMEX disclaims all responsibility for any inaccuracies in the data on which the AMEX Hong Kong 30 Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the AMEX Hong Kong 30 Index.

THE FTSE/XINHUA CHINA 25 INDEX

GENERAL

Lehman Brothers Holdings obtained all information contained in this pricing supplement regarding the FTSE/Xinhua China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE/Xinhua Index Limited. FTSE/Xinhua Index Limited has no obligation to continue to publish, and may discontinue publication of, the FTSE/Xinhua China 25 Index. The consequences of FTSE/Xinhua Index Limited discontinuing publication of the FTSE/Xinhua China 25 Index are described in the section entitled “Description of the Notes—Discontinuance of one or more of the component indices; Alteration of method of calculation.” Lehman Brothers Holdings makes no representation or warranty as to the accuracy or completeness of any information relating to the FTSE/Xinhua China 25 Index.

The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars and currently based on the 25 largest and most liquid Chinese stocks (“H” shares and “Red Chip” shares) listed and trading on the HKSE. “H” shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the HKSE. They are quoted and traded in Hong Kong dollars. Like other securities trading on the HKSE, there are no restrictions on who can trade “H” shares. “Red Chip” shares are securities of Hong Kong incorporated companies that trade on the HKSE. They are quoted in Hong Kong dollars. Red Chips are companies that are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China.

Calculation of the index

The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of FTSE Group. The index is calculated using the following formula:

where “n” is the number of securities in the index, “p” is the latest trade price of the component security, “e” is the exchange rate required to convert the security’s home currency into the index’s base currency, “s” is the number of shares of the security in issue, “f” is the portion of free floating shares, adjusted in accordance with the policies of the FTSE/Xinhua Index Limited, “c” is the capping factor published by the FTSE/Xinhua Index Limited at the most recent quarterly review of the index and “d” is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE/Xinhua Index Limited excludes from free floating shares trade investments in a FTSE/Xinhua China 25 Index constituent company by another FTSE/Xinhua China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%

Free float greater than 15% but less than or equal to 20%

Free float greater than 20% but less than or equal to 30%

Free float greater than 30% but less than or equal to 40%

Free float greater than 40% but less than or equal to 50%

Free float greater than 50% but less than or equal to 75%

Free float greater than 75%

Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.
20%
30%
40%
50%
75%
100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than 5% above the minimum or 5% below the maximum of an adjacent band. This 5% threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

Price. The FTSE/Xinhua Index Limited must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. The FTSE/

Xinhua Index Limited may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for 10 of the 12 months prior to the quarterly review by the FTSE/Xinhua Index Limited will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

New Issues. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The FTSE/Xinhua China 25 Index, like other indices of the FTSE/Xinhua Index Limited, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.

Historical information

The following table sets forth the high and low level, as well as the end-of-quarter closing levels, of the FTSE/Xinhua

China 25 Index for each quarter in the period from May 22, 2002 through June 7, 2007. The closing level on June 7, 2007 was 17,278.02. The results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the FTSE/Xinhua China 25 Index in the future.

The historical levels of the FTSE/Xinhua China 25 Index are not indications of future performance.

All information in the table that follows was obtained from Bloomberg L.P., without independent verification.

	High	Low	Period-end
2002
Second Quarter (from May 22)	5,162.62	4,843.11	4,934.55
Third Quarter	5,083.68	4,328.78	4,329.55
Fourth Quarter	4,528.84	4,081.49	4,317.23
2003
First Quarter	4,707.99	4,309.18	4,437.62
Second Quarter	5,260.29	4,234.37	5,169.87
Third Quarter	6,279.46	5,170.81	6,089.77
Fourth Quarter	8,324.97	6,193.19	8,324.97
2004
First Quarter	8,845.71	7,879.50	8,207.84
Second Quarter	8,614.24	6,222.20	7,414.40
Third Quarter	8,040.70	6,950.06	7,916.39
Fourth Quarter	8,512.93	7,594.53	8,294.66
2005
First Quarter	8,767.79	7,827.26	8,254.83
Second Quarter	8,529.93	7,889.44	8,496.46
Third Quarter	9,736.78	8,363.14	9,404.92
Fourth Quarter	9,430.76	8,272.52	9,203.65
2006
First Quarter	11,123.08	9,346.46	11,069.71
Second Quarter	12,304.50	9,981.00	11,314.83
Third Quarter	12,076.24	11,010.07	12,012.99
Fourth Quarter	16,689.44	11,948.32	16,603.60
2007
First Quarter	17,289.21	13,965.13	15,634.92
Second Quarter (through June 7)	17,344.62	15,611.33	17,278.02

License agreement between Financial Times Limited, FTSE/Xinhua Index Limited and Lehman Brothers Holdings

The Financial Times Limited, FTSE/Xinhua Index Limited and Lehman Brothers Holdings have entered into a non-exclusive license agreement providing for the license to Lehman Brothers Holdings and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the FTSE/Xinhua China 25 Index in connection with certain securities, including the notes. The notes are linked to the FTSE/Xinhua China 25 Index as well as the other indices in the basket.

The license agreement provides that the following language must be stated in this pricing supplement, and the defined terms therein are solely for the purposes of this section only:

The notes are not in any way sponsored, endorsed, sold or promoted by FTSE/Xinhua Index Limited (“FXI”), FTSE International Limited (“FTSE”) or Xinhua Financial Network Limited (“Xinhua”) or by the London Stock Exchange PLC (the “Exchange”) or by The Financial Times Limited (“FT”) and neither FXI, FTSE, Xinhua nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FXTID and/or the figure at which the FXTID stands at any particular time on any particular day or otherwise. The FXTID is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FXTID and neither FXI, FTSE, Xinhua nor Exchange nor FT shall be under any obligation to advise any person of any error therein.

“FTSETM” is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. “Xinhua” is a service mark and trade mark of Xinhua Financial Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited.

THE MSCI SINGAPORE FREE INDEX

General

Lehman Brothers Holdings obtained all information contained in this pricing supplement regarding the MSCI Singapore Free Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Singapore Free Index. The consequences of MSCI discontinuing publication of the MSCI Singapore Free Index are described in the section entitled “Description of the Notes—Discontinuance of one or more of the component indices; Alteration of method of calculation.” Lehman Brothers Holdings makes no representation or warranty as to the accuracy or completeness of any information relating to the MSCI Singapore Free Index.

The MSCI Singapore Free Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Singapore. The MSCI Singapore Free Index is calculated by MSCI.

Selection criteria

MSCI targets an 85% free float adjusted market representation level within each industry group in Singapore. The security selection process within each industry group is based on analysis of the following:

•	Each company’s business activities and the diversification that its securities would bring to the index.

•

The size of the securities based on free float adjusted market capitalization. All other things being equal, MSCI targets for inclusion the most sizable securities in an industry group. In addition, securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, presently, a security will be eligible for inclusion in the MSCI Singapore Free Index if it achieves a free float adjusted market capitalization of USD 450 million and will be eligible for deletion if such capitalization falls below USD 225 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

•

The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Singapore Free Index but considers each stock’s relative standing within Singapore and between cycles. A useful measure to compare liquidity within the same market is the ATVR, which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:

- First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

-Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

- Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months—or the number of months for which this data is available—by 12.

Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Singapore Free Index.

For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the FIF. Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

Calculation

The MSCI Singapore Free Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Singapore Free Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Singapore Free Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

Index maintenance

There are three broad categories of MSCI Singapore Free Index maintenance:

•	An annual full country index review that reassesses the various dimensions of the equity universe in Singapore;

•	Quarterly index reviews, aimed at promptly reflecting other significant market events; and
•	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

During the annual review, additions or deletions of securities are made (i) following the re-appraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

During a quarterly index review, securities may be added to or deleted from the MSCI Singapore Free Index for a variety of reasons, including the following:

•

Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

•

Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

•	Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

•	Replacement of companies which are no longer suitable industry representatives.

•	Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

•	Deletion of securities that have become very small or illiquid.

•	Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

Historical information

The following table sets forth the high and low level, as well as the end-of-quarter closing levels, of the MSCI Singapore Free Index for each quarter in the period from May 22, 2002 through June 7, 2007. The closing level on June 7, 2007 was 437.22. The results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the MSCI Singapore Free Index in the future. The historical levels of the MSCI Taiwan Index are not indications of future performance.

All information in the table that follows was obtained from Bloomberg L.P., without independent verification.

	High	Low	Period-end
2002
Second Quarter (from May 22)	218.40	189.73	192.94
Third Quarter	205.76	165.59	166.85
Fourth Quarter	183.61	163.05	164.46
2003
First Quarter	173.25	147.78	156.01
Second Quarter	189.38	150.37	178.87
Third Quarter	202.56	179.63	200.40
Fourth Quarter	222.12	200.35	216.12
2004
First Quarter	232.25	216.12	225.39
Second Quarter	230.32	207.09	223.90
Third Quarter	242.27	223.63	238.81
Fourth Quarter	246.86	233.90	246.86
2005
First Quarter	259.20	246.81	254.00
Second Quarter	264.64	248.44	264.17
Third Quarter	282.90	263.43	272.51
Fourth Quarter	278.95	259.53	278.51
2006
First Quarter	300.76	280.16	300.76
Second Quarter	317.49	271.72	290.78
Third Quarter	307.74	275.73	307.74
Fourth Quarter	364.68	310.75	364.68
2007
First Quarter	404.45	358.89	397.81
Second Quarter (through June 7)	441.16	398.57	437.22

License agreement between MSCI and Lehman Brothers Holdings

Lehman Brothers Holdings will enter into a non-exclusive license agreement with MSCI which will provide for the license to Lehman Brothers Holdings and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI Singapore Free Index in connection with certain securities, including the notes. The notes are linked to the MSCI Singapore Free Index as well as the other indices in the basket.

The license agreement between MSCI and Lehman Brothers Holdings will provide that the following language must be stated in this pricing supplement:

THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY LEHMAN BROTHERS HOLDINGS. THIS

FINANCIAL PRODUCT HAS NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THIS FINANCIAL PRODUCT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR

GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THIS FINANCIAL PRODUCT, OWNERS OF THIS FINANCIAL PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this financial product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

UNITED STATES FEDERAL

INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of notes as of the date of this pricing supplement. If any information in the prospectus or MTN prospectus supplement is inconsistent with this pricing supplement, you should rely on the information in this pricing supplement.

Except where noted, this summary deals only with a note held as a capital asset by a United States holder who purchases the note on original issue at its initial offering price and it does not deal with special situations. For example, except where noted, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, pass-through entities, tax-exempt entities or insurance companies;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of notes whose “functional currency” is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

If a partnership holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisors.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date of this pricing supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

The United States federal income tax treatment of securities such as the notes is not clear. If you are considering the purchase of notes, you should consult your own tax advisors concerning the United States federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

For purposes of this discussion, a United States holder is a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A non-United States holder is a beneficial owner (other than a partnership) of notes that is not a United States holder.

General

No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the notes are not certain. No ruling is being requested from the Internal Revenue Service with respect to the notes and no assurance can be given that the Internal Revenue Service will agree with the treatment described herein. Lehman Brothers Holdings intends to treat and by purchasing a note, for all tax purposes you agree to treat the notes as cash-settled financial contracts giving rise to capital gain or loss, rather than as a debt instrument. Except where noted, the remainder of this discussion assumes that this treatment is correct, although no assurance is given in this regard.

United States holders

The following discussion will apply to you if you are a United States holder of notes.

Sale, exchange or other disposition, or cash settlement upon maturity

Upon the receipt of cash on the stated maturity date of the notes, you will recognize gain or loss. The amount of that gain or loss will be the extent to which the amount of the cash received differs from your tax basis in the note. Your basis in the note will generally equal your cost of such note. It is uncertain whether any such gain or loss would be treated as ordinary income or loss or capital gain or loss. Absent a future clarification in current law (by an administrative determination, judicial ruling or otherwise), where required, Lehman Brothers Holdings intends to report any such gain or loss to the Internal Revenue Service in a manner consistent with the treatment of that gain or loss as capital gain or loss. If that gain or loss is treated as capital gain or loss, then any gain or loss will generally be long-term capital gain or loss if you have held the note for more than one year as of the stated maturity date. The deductibility of capital losses is subject to certain limitations.

Upon a sale, exchange or other disposition prior to maturity, you will recognize gain or loss equal to the difference between the amount of cash received and your basis in the note. The gain or loss will be treated as capital gain or loss. Such capital gain or loss will generally be long-term capital gain or loss if you have held the note for more than one year as of the date of such sale, exchange or other disposition. The deductibility of capital losses is subject to limitations.

Alternative characterizations

There can be no assurance that the Internal Revenue Service will agree with the foregoing treatment of the notes, and it is possible that the Internal Revenue Service could assert another treatment and a court could agree with such assertion. For instance, it is possible that the Internal Revenue Service could seek to apply the regulations governing contingent payment debt obligations, in particular because the notes in form are debt instruments. Those regulations would require you to accrue interest income at a market rate, and generally would characterize gain or, to some extent, loss as ordinary rather than capital. The Internal Revenue Service could also assert other characterizations that could affect the timing, amount and character of income or deductions.

Non-United States holders

The following discussion is a summary of the material United States federal tax consequences that will apply to you if you are a non-United States holder of notes.

Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, a corporation that accumulates earnings to avoid United States federal income tax, or an individual who is a United States expatriate and therefore subject to special treatment under the Code. Also, as discussed above, alternative characterizations of a note for United States federal income tax purposes are possible, which could result in the imposition of United States federal income or withholding tax on the sale, exchange, other disposition or payment of a note. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States federal withholding tax

Based on the treatment of the notes described above, you should not be subject to United States federal withholding tax for payments on any sale, exchange or other disposition or on payments received at maturity in respect of the notes to the extent an issuer underlying a stock index is not a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

United States federal income tax

Based on the treatment of the notes described above, any gain or income realized upon the sale, exchange or other disposition or on payments received at maturity in respect of a note generally will not be subject to United States federal income tax unless (i) the gain or income is effectively connected with a trade or business in the United States of a non-United States holder, (ii) in the case of a non-United States holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition or in which the stated maturity date occurs, and certain other conditions are met or (iii) possibly to the extent the issuer or issuers of stock underlying a stock index are United States real property holding corporations.

United States federal estate tax

If you are an individual non-United States holder of notes, notes held by you at the time of death may be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information reporting and backup withholding

If you are a United States holder of notes, information reporting requirements will generally apply to all payments received by you or upon the sale, exchange or other disposition of a note, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to comply with applicable certification requirements.

If you are a non-United States holder of notes, Lehman Brothers Holdings generally must report annually to the Internal Revenue Service and to you the amount of all payments paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding with respect to payments Lehman Brothers Holdings makes to you provided that

Lehman Brothers Holdings does not have actual knowledge or reason to know that you are a United States holder and you provide your name and address on an IRS Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder. Alternative documentation may be applicable in some situations. Special certification rules apply to holders that are pass-through entities. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a note made within the United States or conducted through United States-related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable class, statutory or administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there is some other basis on which the purchase and holding of the notes is not prohibited, such as the exemption for certain transactions involving non-fiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “Service Provider Exemption”). Each purchaser or holder of the notes or any interest therein will be deemed to have represented and warranted by its purchase or holding of the notes or any interest therein that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or Plan Asset Entity or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes or any interest therein will be deemed to have represented and warranted by its purchase or holding of the notes or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption, or some other basis on which the acquisition and holding is not prohibited.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

BOOK-ENTRY ISSUANCE

The notes will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that Lehman Brothers Holdings will not issue certificates to you for the notes. Each global security will be issued to DTC which will keep a computerized record of its participants (for example, a broker) whose clients have purchased the notes. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant.

When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the notes on DTC’s records. Since you actually own the notes, you are the beneficial owner. Your ownership interest will only be recorded on the direct or indirect participants’ records. DTC has no knowledge of your individual ownership of the notes. DTC’s records only show the identity of the direct participants and the amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers like you.

The trustee for the notes will wire payments on the notes to DTC’s nominee. Lehman Brothers Holdings and the trustee will treat DTC’s nominee as the owner of each global security for all purposes. Accordingly, Lehman Brothers Holdings, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security. It is DTC’s current practice, upon receipt of any payment, to proportionally credit direct participants’ accounts on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the participants by using an omnibus proxy. Those participants in turn will make payments to and solicit votes from you, the ultimate owner of notes based on customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or Lehman Brothers Holdings.

Notes represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law and a successor is not appointed by Lehman Brothers Holdings within 90 days; or

•	Lehman Brothers Holdings decides to discontinue use of the book-entry system.

If the global security is exchanged for certificated securities, the trustee will keep the registration books for the notes at its corporate office and follow customary practices and procedures.

DTC has provided Lehman Brothers Holdings with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by The New York Stock Exchange, the AMEX and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the SEC.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking and Euroclear (two European book-entry depositories similar to DTC), to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform those procedures and those procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each U.S. agent of Clearstream and Euroclear, as participants in DTC.

When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive the notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day, European time.

Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer notes against payment. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date; which day would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.

UNDERWRITING

The notes are being offered by us through Lehman Brothers Inc., as principal. The notes are being offered for resale initially at the price set forth on the cover page of this Pricing Supplement. After the initial public offering of notes, the public offering price may be changed.

We own, directly or indirectly, all of the outstanding equity securities of Lehman Brothers Inc. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

Lehman Brothers Inc. or another agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the notes, Lehman Brothers Inc. may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, Lehman Brothers Inc. may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. Lehman Brothers Inc. must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if Lehman Brothers Inc. is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, Lehman Brothers Inc. may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. Lehman Brothers Inc. is not required to engage in these activities, and may end any of these activities at any time.

No action has been or will be taken by us, Lehman Brothers Inc. or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying base prospectus, MTN prospectus supplement, the relevant underlying supplement or the relevant terms supplements, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agents or any dealer.

Each agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it, to the best of its knowledge after due inquiry, (i) will comply with all applicable laws and regulations in force in any jurisdiction in which it offers or sells the notes or possesses or distributes this pricing supplement and the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements and (ii) will obtain any consent, approval or permission required by it for the offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers or sales. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the agent has represented and agreed, and each underwriter agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d) at any time in any other circumstances which do not require the publication by Lehman Brothers Holdings Inc. of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This pricing supplement and the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements may not be publicly distributed in the United Mexican States.

Neither this pricing supplement nor the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement, the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The notes may not be publicly offered in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations. Neither this pricing supplement, the accompanying base prospectus, MTN prospectus supplement or terms supplement nor any of the documents related to the notes constitute a prospectus in the sense of article 652a or 1156 of the Swiss Code of Obligations.

In addition, notes that fall within the scope of the Swiss Investment Fund Act may not be offered and distributed by means of public advertising in or from

Switzerland, as such term is defined or interpreted under the Swiss Investment Fund Act. Such notes will not be registered with the Swiss Federal Banking Commission under the Swiss Investment Fund Act and the corresponding Swiss Investment Fund Ordinance and investors will, therefore, not benefit from protection under the Swiss Investment Fund Act or supervision by the Swiss Federal Banking Commission.

Each agent has represented and agreed that:

(a) in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by such agent;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to Lehman Brothers Holdings Inc.; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

This offering is extraterritorial (non-Venezuelan), directed exclusively to clients of the underwriters and as such, no registrations or authorizations will be required from the Comisión Nacional de Valores.